NEWS RELEASE
                                                   CONTACT:  George Daniels
                                                             Vice President/CFO
FOR IMMEDIATE RELEASE                                        (800) 423-3868



              ZERO  CORPORATION  ANNOUNCES  EXERCISE  OF  OPTION

                      FOR  SALE  OF  BURBANK  PLANT  SITE


LOS ANGELES (December 23, 1997) - ZERO Corporation (NYSE/PSE:ZRO) today announced that Herbert F. Boeckmann, II, owner of Galpin Ford (the largest retail volume Ford dealership in the United States), exercised the option to purchase ZERO's former manufacturing site in Burbank, California, for a purchase price of $12.75 million.  The sale of the option was previously announced on June 30, 1997.



In accordance with the option exercise, both Mr. Boeckmann and ZERO entered into an escrow for sale of the property, which is scheduled to close by

January 30, 1998.  Although there is no assurance that the property will be sold, ZERO has received nonrefundable payments of $825,000.



ZERO Corporation's primary business is protecting electronics.  ZERO's system packaging, thermal management and engineered cases primarily serve the telecommunications, instrumentation and data processing markets.  ZERO also produces the famous line of ZERO Halliburton(R) cases for consumers worldwide.  More information on ZERO is available at WWW.ZEROCORP.COM.

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ZERO Corporation, 444 South Flower Street, Suite 2100, Los Angeles,CA 90071-2922

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